[JARDEN CORP. LOGO]
                              FOR:         Jarden Corporation

                          CONTACT:         Martin E. Franklin
                                           Chairman and
                                           Chief Executive Officer
                                           914-967-9400

                                           Investor Relations:
                                           Cara O'Brien/Melissa Myron
                                           Press: Evan Goetz/Jennifer McCullam
                                           Financial Dynamics
FOR IMMEDIATE RELEASE                      212-850-5600
---------------------


           JARDEN CORPORATION REPORTS RECORD SECOND QUARTER OPERATING
                                     RESULTS
                     ~ DILUTED EARNINGS PER SHARE OF $0.57 ~


         RYE, NY - JULY 26, 2004 - JARDEN CORPORATION (NYSE:JAH) today reported its financial results for the three and six months ended June 30, 2004.

         For the second quarter of 2004, net sales increased 52% to $199.0 million, compared to $130.8 million for the same quarter last year. Second quarter net income increased 61% to $16.0 million, or $0.57 per diluted share, compared to net income of $10.0 million, or $0.45 per diluted share for the same quarter last year. Current year amounts include the results of operations from the Lehigh business, which was acquired in September 2003.

         For the six months ended June 30, 2004, net sales increased 57% to $357.4 million, compared with $228.2 million for the same period in 2003. For the six months ended June 30, 2004, net income increased 66% to $23.6 million, or $0.83 per diluted share, compared to net income of $14.2 million, or $0.64 per diluted share. Current year amounts include the results of operations from the Lehigh business.

         Martin E. Franklin, Chairman and Chief Executive Officer, commented, "All of our business segments posted strong results in the second quarter, with our Branded Consumables and Plastic Consumables businesses recording organic sales growth, exclusive of intercompany sales, of approximately 10% and 20%, respectively. Our strategy of investing in our brands is working as evidenced by favorable consumer and retailer feedback on many of the programs and products we have introduced this year."


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

         "Our solid results were achieved in spite of the year over year cost increases we have experienced in areas such as commodities, freight and fuel. We were able to absorb these cost increases by successfully leveraging our consolidated purchasing power and realizing operating synergies among our various business units, an initiative we began in earnest during the first quarter. Looking to the second half of the year, we anticipate that prices for certain commodities, such as steel, will decline but that in other areas, such as resin, the price increases will slow but the short term trend will continue upwards. We will look for opportunities to pass on some of these cost increases at retail."

         Mr. Franklin concluded, "Overall, we are delighted to be able to report another quarter of record operating results and look forward to carrying this momentum into the second half of the year."

         The Company will be holding a conference call at 9:45 AM (EDT) today, July 26, 2004, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company's website at www.jarden.com.

         Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R), Bernardin(R), Bicycle(R), Crawford(R), Diamond(R), FoodSaver(R), Forster(R), Hoyle(R), Kerr(R), Lehigh(R), Leslie-Locke(R), Loew-Cornell(R) and VillaWare(R). In North America, Jarden is the market leader in several targeted consumer categories, including home canning, home vacuum packaging, kitchen matches, playing cards, plastic cutlery, rope, cord and twine and toothpicks. Jarden also manufactures zinc strip and a wide array of plastic products for third party consumer product and medical companies, as well as its own businesses.



Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden's markets and the demand for its products. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.








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JARDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

                                                                UNAUDITED                              UNAUDITED
                                                           THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                   -----------------------------------     -----------------------------------
                                                    JUNE 30, 2004       JUNE 30, 2003       JUNE 30, 2004       JUNE 30, 2003
                                                   ---------------     ---------------     ---------------     ---------------
                                                                           (Note 1)                                (Note 1)
Net sales                                              $199,035            $130,769            $357,359            $228,215

Costs and expenses:
  Cost of sales                                         131,236              81,238             238,255             140,264
  Selling, general and administrative expenses           35,757              28,897              69,287              56,407
                                                       --------            --------            --------            --------
Operating earnings                                       32,042              20,634              49,817              31,544
Interest expense, net                                     6,075               4,267              11,695               8,219
                                                       --------            --------            --------            --------
Income before taxes                                      25,967              16,367              38,122              23,325
Income tax provision                                      9,920               6,416              14,562               9,144
                                                       --------            --------            --------            --------
Net income                                             $ 16,047            $  9,951            $ 23,560            $ 14,181
                                                       ========            ========            ========            ========

Basic earnings per share                               $   0.59            $   0.47            $   0.87            $   0.66
Diluted earnings per share                             $   0.57            $   0.45            $   0.83            $   0.64
Weighted average shares outstanding:
  Basic                                                  27,171              21,339              27,108              21,363
  Diluted                                                28,292              22,068              28,242              22,091

Reconciliation of Non-GAAP measurement:
Net Income                                             $ 16,047            $  9,951            $ 23,560            $ 14,181
Income tax provision                                      9,920               6,416              14,562               9,144
Interest expense, net                                     6,075               4,267              11,695               8,219
Depreciation and amortization                             4,324               3,844               8,836               7,230
                                                       --------            --------            --------            --------
Earnings before interest, taxes, depreciation and
amortization (EBITDA) (Note 2)                         $ 36,366            $ 24,478            $ 58,653            $ 38,774
                                                       ========            ========            ========            ========


See Notes to Earnings Release Attached.








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JARDEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)


                                                                UNAUDITED
                                                            -----------------    -----------------
                                                                 JUNE 30,           DECEMBER 31,
                                                                   2004                 2003
                                                            -----------------    -----------------
                                                                 (Note 3)
ASSETS
Current assets
  Cash and cash equivalents                                     $     4,493           $  125,400
  Accounts receivable, net                                          129,298               93,690
  Inventories, net                                                  157,825              105,573
  Other current assets                                               24,871               22,456
                                                                -----------           ----------
    Total current assets                                            316,487              347,119
                                                                -----------           ----------
Non-current assets
  Property, plant and equipment, net                                100,281               79,119
  Intangibles, net                                                  568,372              315,826
  Other assets                                                       20,774               17,610
                                                                -----------           ----------
    Total assets                                                $ 1,005,914           $  759,674
                                                                ===========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term debt and current portion of long-term debt           $  22,446           $   17,512
  Accounts payable                                                   50,614               34,211
  Deferred consideration for acquisitions                            42,864                    -
  Other current liabilities                                          59,558               53,357
                                                                -----------           ----------
    Total current liabilities                                       175,482              105,080
                                                                -----------           ----------
Non-current liabilities
  Long-term debt                                                    476,846              369,870
  Other non-current liabilities                                      78,206               34,819
                                                                -----------           ----------
    Total non-current liabilities                                   555,052              404,689
                                                                -----------           ----------
Stockholders' equity                                                275,380              249,905
                                                                -----------           ----------
Total liabilities and stockholders' equity                      $ 1,005,914           $  759,674
                                                                ===========           ==========


See Notes to Earnings Release Attached.






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JARDEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)


                                                                         UNAUDITED
                                                                     SIX MONTHS ENDED
                                                              ------------------------------
                                                                 JUNE 30,         JUNE 30,
                                                                   2004             2003
                                                              -------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                   $ 23,560         $ 14,181
    Reconciliation of net income to net cash provided by
        operating activities:
        Depreciation and amortization                               8,836            7,230
        Other non-cash items                                        2,046            2,974
    Changes in working capital components                         (34,349)          (9,192)
                                                                 --------         --------
        Net cash provided by operating activities                      93           15,193
                                                                 --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from revolving credit borrowings                      8,900           78,000
     Payments on revolving credit borrowings                       (2,000)         (71,700)
     Proceeds from bond issuance                                        -           31,950
     Proceeds from issuance of senior debt                        116,000           10,000
     Payments on long term debt                                    (5,289)          (3,027)
     Payments on seller notes                                      (5,400)         (10,000)
     Debt issue and amendment costs                                (2,010)          (1,423)
     Other                                                          1,715            3,520
                                                                 --------         --------
        Net cash provided by financing activities                 111,916           37,320
                                                                 --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Additions to property, plant and equipment                     (3,517)          (4,569)
    Acquisition of businesses, net of cash acquired              (228,876)        (100,019)
    Other, net                                                       (523)               -
                                                                 --------         --------
       Net cash (used in) investing activities                   (232,916)        (104,588)
                                                                 --------         --------
NET DECREASE IN CASH                                             (120,907)         (52,075)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                    125,400           56,779
                                                                 --------         --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                         $  4,493         $  4,704
                                                                 ========         ========






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JARDEN CORPORATION
NET SALES AND OPERATING EARNINGS BY SEGMENT
(in thousands)

                                                  UNAUDITED                          UNAUDITED
                                             THREE MONTHS ENDED                   SIX MONTHS ENDED
                                        -------------------------------    --------------------------------
                                           JUNE 30,          JUNE 30,          JUNE 30,          JUNE 30,
                                             2004             2003               2004              2003
                                        -------------    --------------    --------------     -------------
Net sales:
   Branded consumables                     $122,719          $ 70,211          $197,617          $100,381
   Consumer solutions                        36,180            34,624            81,354            75,549
   Plastic consumables                       34,532            26,736            68,182            50,231
   Other                                     19,911             9,253            38,716            17,872
   Intercompany elimination                 (14,307)          (10,055)          (28,510)          (15,818)
                                           --------         ---------          --------          --------
           Total net sales                 $199,035         $ 130,769          $357,359          $228,215
                                           ========         =========          ========          ========

Operating earnings:
   Branded consumables                     $ 22,495          $ 11,868          $ 28,787          $ 13,127
   Consumer solutions                         3,507             4,520             9,904            11,464
   Plastic consumables                        3,095             2,646             5,901             5,084
   Other                                      2,626             1,952             5,490             2,916
   Intercompany elimination                     319              (352)             (265)           (1,047)
                                           --------         ---------          --------          --------
           Total operating earnings        $ 32,042          $ 20,634          $ 49,817          $ 31,544
                                           ========          ========          ========          ========



NOTES TO EARNINGS RELEASE

Note 1: Certain reclassifications have been made in the Company's financial statements of prior years to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 2: This earnings release contains a non-GAAP financial measure. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

EBITDA, a non-GAAP financial measure, is presented in this press release because the Company's credit facility and senior subordinated notes contain financial and other covenants which are based on or refer to the Company's EBITDA. Additionally, EBITDA is a basis upon which our management assesses financial performance and we believe it is frequently used by securities analysts, investors and other interested parties in measuring the operating performance and creditworthiness of companies with comparable market capitalization to the Company, many of which present EBITDA when reporting their results. Furthermore, EBITDA is one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. EBITDA is widely used by the Company to evaluate potential acquisition candidates. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Because of these limitations, EBITDA should not be considered a primary measure of the Company's performance and should be reviewed in conjunction with, and not as a substitute for, financial measurements prepared in accordance with GAAP that are presented in this earnings release.

Note 3: Includes balance sheet accounts for the United States Playing Card business which was acquired effective June 28, 2004.


                                      ###